UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 24, 2023

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Bausch + Lomb Corporation (the “Company”) held on Monday, April 24, 2023, the Company’s shareholders approved an amendment and restatement of the Company’s 2022 Omnibus Incentive Plan (the “Omnibus Plan”) to increase the number of common shares of the Company (“Common Shares”) authorized for issuance under the Omnibus Plan by an additional 10,000,000 Common Shares. The amendment and restatement of the Omnibus Plan had previously been approved by the Company’s Board of Directors, subject to shareholder approval.

The principal features of the Omnibus Plan are described in detail under “Proposal 4 - Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission and the Canadian Securities Administrators on March 13, 2023 (the “Proxy Statement”). The full text of the Omnibus Plan, including the amendment and restatement, is attached as Appendix B to the Proxy Statement.

For the purposes of Toronto Stock Exchange (“TSX”) approval with respect to the amendment and restatement of the Omnibus Plan, the Company relied on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible inter-listed issuers on a recognized exchange, such as the New York Stock Exchange.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on the following five proposals, each of which is described in detail in the Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The shareholders elected the following individuals to the Company’s Board of Directors, to serve until the close of the Company’s 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal:

	For	Against	Broker Non-Votes
Nathalie Bernier	344,100,848	124,733	2,315,925
Richard U. De Schutter	344,094,979	130,602	2,315,925
Gary Hu	344,016,782	208,799	2,315,925
Brett Icahn	344,072,707	152,874	2,315,925
Sarah B. Kavanagh	343,989,666	235,915	2,315,925
John A. Paulson	344,095,439	130,142	2,315,925
Russel C. Robertson	344,098,056	127,525	2,315,925
Thomas W. Ross, Sr.	340,211,351	4,014,230	2,315,925
Brenton L. Saunders	342,408,245	1,817,336	2,315,925
Andrew C. von Eschenbach	343,985,915	239,666	2,315,925

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
338,615,408	5,599,325	10,848	2,315,925

Proposal No. 3: Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation. The shareholders approved, on a non-binding advisory basis, the frequency of the shareholder vote to approve the compensation of the Company’s Named Executive Officers as described in the Proxy Statement as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
341,717,168	1,808	2,501,898	4,707	2,315,925

In light of the voting results with respect to the shareholders’ advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (the “say-on-frequency proposal”), and in accordance with the recommendation of the Company’s Board of Directors, the Company will hold future advisory votes on the compensation of the Company’s Named Executive Officers on an annual basis until the next shareholder advisory vote on the say-on-frequency proposal.

Proposal No. 4: Approval of an Amendment and Restatement of the Company’s 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder. The shareholders approved an amendment and restatement of the Company’s 2022 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
334,690,271	9,528,109	7,201	2,315,925

Proposal No. 5: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and authorized the Company’s Board of Directors to fix the auditors’ remuneration.

For	Withheld
346,413,418	128,088

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Executive Vice President & Chief Legal Officer

Date: April 26, 2023